FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS

Adjusted EPS up 8.2% to $1.06
Company affirms 2013 financial guidance

MELVILLE, N.Y.  - May 7, 2013 - Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners, today reported record financial results for the quarter ended March 30, 2013.
Net sales for the first quarter of 2013 were $2.3 billion, an increase of 9.3% compared with the first quarter of 2012.  This consisted of 9.2% growth in local currencies and a 0.1% gain related to foreign currency exchange.  In local currencies, internally generated sales increased 3.3% and acquisition growth was 5.9% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the first quarter of 2013 was $91.5 million or $1.03 per diluted share.  Excluding non-cash, one-time expenses related to refinancing the Butler Schein Animal Health debt of $6.2 million pre-tax or $0.03 per diluted share, net income attributable to Henry Schein, Inc. was $94.2 million or $1.06 per diluted share, an increase of 5.7% and 8.2%, respectively, compared with the first quarter of 2012 excluding restructuring costs.
“We are pleased to announce another record first-quarter performance, which puts us on the path to achieving our full-year earnings goal,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “While the quarter’s results reflect certain macroeconomic challenges in Europe, as well as some one-time technical factors, our bottom-line performance was in line with our expectations, reinforcing our confidence in the long-term outlook for the Company.”
Global Dental sales of $1.2 billion increased 3.0%, consisting of 2.9% growth in local currencies and a 0.1% gain related to foreign currency exchange.  In local currencies, internally generated sales declined 0.3% and acquisition growth was 3.2%.  The 0.3% decline in internal growth in local currencies included 1.1% growth in North America and a 2.4% decline in International.

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“North America Dental results were affected by strong fourth quarter 2012 equipment sales as we believe practitioners accelerated purchases to take advantage of certain U.S. tax opportunities.  International merchandise and equipment declines reflected a cautious spending environment in much of Europe and Australasia, and a more significant impact from the holiday timing, which resulted in one less selling day in certain European markets.  International equipment sales also were impacted by the biennial IDS trade show which occurred in late Q1 2013,” commented Mr. Bergman.
Global Animal Health sales of $639.1 million increased 21.6%, including 21.7% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 6.8% and acquisition growth was 14.9%.  The 6.8% internal growth in local currencies included 14.9% growth in North America and a 1.5% decline in International.
“We continued to gain market share in our Global Animal Health business during the quarter, with results in North America marking our fifth consecutive quarter of double-digit growth,” commented Mr. Bergman.  “International growth in local currencies of nearly 29% was driven by acquisitions, while internal growth declined slightly primarily due to macroeconomic factors and one less selling day in certain European countries.”
Global Medical sales of $388.9 million increased 9.6%, including 9.5% growth in local currencies and a 0.1% gain from foreign currency exchange.  In local currencies, internally generated sales increased 8.3% and acquisition growth was 1.2%.  The 8.3% internal growth in local currencies included 9.0% growth in North America and a 3.3% decline in International.
“Internal growth in North America Medical represented the highest growth rate in nearly two years as we made further gains in domestic market share.  We experienced particularly strong sales growth in integrated delivery networks, urgent care settings and ambulatory surgery centers,” remarked Mr. Bergman.
Global Technology and Value-Added Services sales of $74.7 million increased 18.7%, including 18.9% growth in local currencies and a 0.2% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 11.7% and acquisition growth was 7.2%.  The 11.7% internal growth in local currencies included 11.4% growth in North America and 14.3% International growth.
“Technology and Value-Added Services sales growth was strong both in North America and internationally with particular strength in recurring revenue streams for technology and financial services, as well as strong software sales,” commented Mr. Bergman.

Stock Repurchase Plan

The Company announced that it repurchased approximately 840,000 shares of its common stock

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during the first quarter at an average price of $87.50 per share, or approximately $73.5 million.  The impact of the repurchase of shares on first quarter diluted EPS was immaterial.  At the close of the first quarter, Henry Schein had approximately $227 million authorized for future repurchases of its common stock.

2013 EPS Guidance

Henry Schein today affirmed 2013 financial guidance, as follows:

•	For 2013 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $4.81 to $4.91, which represents growth of 8% to 11% compared with 2012 results excluding restructuring costs.
•	Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. excludes a one-time, non-cash charge of $0.03 per diluted share related to the refinancing of Butler Schein Animal Health debt.
•
Guidance for 2013 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

First Quarter Conference Call Webcast

The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, medical and animal health practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs more than 15,500 Team Schein Members and serves more than 775,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

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Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries.  The Company's sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of 17% since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

 (TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net sales	$2,293,511	$2,099,019
Cost of sales	1,646,520	1,488,440
Gross profit	646,991	610,579
Operating expenses:
Selling, general and administrative	493,362	465,452
Restructuring costs	-	11,832
Operating income	153,629	133,295
Other income (expense):
Interest income	3,205	3,330
Interest expense (1)	(12,727)	(7,640)
Other, net	(370)	525
Income before taxes and equity in earnings of affiliates	143,737	129,510
Income taxes	(45,852)	(41,840)
Equity in earnings of affiliates	801	1,391
Net income	98,686	89,061
Less: Net income attributable to noncontrolling interests	(7,208)	(8,309)
Net income attributable to Henry Schein, Inc.	$91,478	$80,752

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.06	$0.92
Diluted	$1.03	$0.89

Weighted-average common shares outstanding:
Basic	86,654	88,216
Diluted	88,792	90,666

(1)
   Includes approximately $6.2 million of one-time expenses related to the refinancing of Butler Schein Animal Health debt.  These expenses reflect non-cash deferred financing costs and represent $.03 per diluted share.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 30,	December 29,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$90,562	$122,080
Accounts receivable, net of reserves of $71,256 and $75,240	1,028,163	1,015,194
Inventories, net	1,136,043	1,203,507
Deferred income taxes	65,071	64,049
Prepaid expenses and other	265,576	299,547
Total current assets	2,585,415	2,704,377
Property and equipment, net	262,825	273,458
Goodwill	1,610,996	1,601,046
Other intangibles, net	453,502	462,182
Investments and other	292,948	292,934
Total assets	$5,205,686	$5,333,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$609,028	$787,658
Bank credit lines	50,073	27,166
Current maturities of long-term debt	1,908	17,992
Accrued expenses:
Payroll and related	154,845	207,381
Taxes	137,114	132,774
Other	289,601	299,738
Total current liabilities	1,242,569	1,472,709
Long-term debt	600,599	488,121
Deferred income taxes	199,768	196,814
Other liabilities	119,713	125,314
Total liabilities	2,162,649	2,282,958

Redeemable noncontrolling interests	463,363	435,175
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
87,381,543 outstanding on March 30, 2013 and
87,850,671 outstanding on December 29, 2012	874	879
Additional paid-in capital	339,856	375,946
Retained earnings	2,223,037	2,183,905
Accumulated other comprehensive income	14,462	52,855
Total Henry Schein, Inc. stockholders' equity	2,578,229	2,613,585
Noncontrolling interests	1,445	2,279
Total stockholders' equity	2,579,674	2,615,864
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$5,205,686	$5,333,997

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Cash flows from operating activities:
Net income	$98,686	$89,061
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	32,393	30,420
Accelerated amortization of deferred financing costs	6,203	-
Stock-based compensation expense	5,310	8,754
Provision for losses on trade and other accounts receivable	840	1,144
Provision for (benefit from) deferred income taxes	6,371	(8,182)
Equity in earnings of affiliates	(801)	(1,391)
Distributions from equity affiliates	2,881	3,324
Other	3,291	2,901
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(25,392)	(57,433)
Inventories	54,011	(12,532)
Other current assets	14,003	12,404
Accounts payable and accrued expenses	(235,843)	(117,075)
Net cash used in operating activities	(38,047)	(48,605)

Cash flows from investing activities:
Purchases of fixed assets	(11,862)	(12,223)
Payments for equity investments and business
acquisitions, net of cash acquired	(32,359)	(18,980)
Proceeds from sales of available-for-sale securities	-	1,150
Other	(68)	(2,051)
Net cash used in investing activities	(44,289)	(32,104)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	22,827	(50,016)
Proceeds from issuance of long-term debt	328,000	100,000
Debt issuance costs	(236)	-
Principal payments for long-term debt	(232,905)	(10,650)
Proceeds from issuance of stock upon exercise of stock options	11,799	30,039
Payments for repurchases of common stock	(73,449)	(38,565)
Excess tax benefits related to stock-based compensation	3,364	8,548
Distributions to noncontrolling shareholders	(2,792)	(2,081)
Acquisitions of noncontrolling interests in subsidiaries	(535)	(6,366)
Net cash provided by financing activities	56,073	30,909

Net change in cash and cash equivalents	(26,263)	(49,800)
Effect of exchange rate changes on cash and cash equivalents	(5,255)	4,329
Cash and cash equivalents, beginning of period	122,080	147,284
Cash and cash equivalents, end of period	$90,562	$101,813

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Exhibit A1 - Sales

Henry Schein, Inc.
2013 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2013 over Q1 2012

Global	Q1 2013	Q1 2012	Total Sales Growth

Dental	$1,190,795	$1,155,666	3.0%

Animal Health	639,142	525,590	21.6%

Medical	388,862	354,826	9.6%

Total Health Care Distribution	2,218,799	2,036,082	9.0%

Technology and value-added services	74,712	62,937	18.7%

Total Global	$2,293,511	$2,099,019	9.3%

North America	Q1 2013	Q1 2012	Total Sales Growth

Dental	$712,954	$699,461	1.9%

Animal Health	306,830	267,010	14.9%

Medical	367,632	333,044	10.4%

Total Health Care Distribution	1,387,416	1,299,515	6.8%

Technology and value-added services	63,862	54,457	17.3%

Total North America	$1,451,278	$1,353,972	7.2%

	Q1 2013	Q1 2012	Total Sales Growth
International

Dental	$477,841	$456,205	4.7%

Animal Health	332,312	258,580	28.5%

Medical	21,230	21,782	-2.5%

Total Health Care Distribution	831,383	736,567	12.9%

Technology and value-added services	10,850	8,480	27.9%

Total International	$842,233	$745,047	13.0%

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Exhibit A2 - QTD Sales Growth

Henry Schein, Inc.
2013 First Quarter
Sales Growth Rate Summary
(unaudited)

Q1 2013 over Q1 2012

Global	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	3.3%	-0.3%	6.8%	8.3%	11.7%

Acquisitions	5.9%	3.2%	14.9%	1.2%	7.2%

Local Currency Sales Growth	9.2%	2.9%	21.7%	9.5%	18.9%

Foreign Currency Exchange	0.1%	0.1%	-0.1%	0.1%	-0.2%

Total Sales Growth	9.3%	3.0%	21.6%	9.6%	18.7%

North America	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	6.2%	1.1%	14.9%	9.0%	11.4%

Acquisitions	1.0%	0.9%	0.0%	1.4%	5.9%

Local Currency Sales Growth	7.2%	2.0%	14.9%	10.4%	17.3%

Foreign Currency Exchange	0.0%	-0.1%	0.0%	0.0%	0.0%

Total Sales Growth	7.2%	1.9%	14.9%	10.4%	17.3%

International	Consolidated	Dental	Animal Health	Medical	Technology/VAS

Local Internal Sales Growth	-1.9%	-2.4%	-1.5%	-3.3%	14.3%

Acquisitions	14.7%	6.6%	30.3%	0.0%	14.8%

Local Currency Sales Growth	12.8%	4.2%	28.8%	-3.3%	29.1%

Foreign Currency Exchange	0.2%	0.5%	-0.3%	0.8%	-1.2%

Total Sales Growth	13.0%	4.7%	28.5%	-2.5%	27.9%

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Exhibit B

Henry Schein, Inc.
2013 First Quarter
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2013	2012	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$91,478	$80,752	13.3%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.03	$0.89	15.7%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$8,301
Accelerated amortization of deferred financing costs	2,679	-
Net Income attributable to Henry Schein, Inc.	$2,679	$8,301
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.03	$0.09

Adjusted Results From Net Income Attributable to Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$94,157	$89,053	5.7%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.06	$0.98	8.2%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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